UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2010

EPICOR SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20740	33-0277592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18200 Von Karman Avenue, Suite 1000, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 585-4000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On July 29, 2010, Epicor Software Corporation (the “Company”) issued a press release regarding the preliminary financial results for its second quarter of Fiscal 2010 ending June 30, 2010. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Additionally, at 2 pm Pacific Time on July 29, 2010, the Company held a conference call and simultaneous webcast in which L. George Klaus, the Company’s Chairman, Chief Executive Officer and President, and Michael Pietrini, the Company’s Chief Financial

Officer and Executive Vice-President –Finance and Administration made a presentation regarding the Company’s financial results for the Company’s for its second quarter of Fiscal 2010 ending June 30, 2010. A copy of the transcript of the conference call is furnished hereto as Exhibit 99.2.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99, shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amended CFO Retention Agreement

On July 29, 2010, Epicor Software Corporation (the “Company”), following approval by the Compensation Committee of its Board of Directors, entered into an amendment (the “Amendment”) to the Management Retention Agreement currently in place with its CFO and Executive Vice-President, Mr. Michael Pietrini. The Amendment amends the Management Retention Agreement dated April 15, 2009, between the Company and Mr. Pietrini as described in the Form 8-K filed by the Company on April 21, 2009 (the “Retention Agreement”).

Relocation Benefits. Under the terms of the Retention Agreement, Mr. Pietrini is entitled to receive certain specified severance benefits in the event that his employment with the Company is Involuntarily Terminated within 12 months following a Change of Control as defined in the Retention Agreement. Pursuant to the terms of the Amendment, Mr. Pietrini’s severance upon such Involuntary Termination is amended to include that if, following such Involuntary Termination, Mr. Pietrini chooses to relocate his residence and family from Orange County California, the Company shall reimburse Executive for any loss (defined as the amount by which the original purchase price paid by Mr. Pietrini for the principal residence (not including any post-purchase improvements or expenses), exceeds the net proceeds to Mr. Pietrini in a bona fide sale (i.e., the sales price less any reasonable and customary brokerage commissions, fees and closing costs)) incurred by Mr. Pietrini in the sale of his principal residence in Orange County, California, provided such sale enters escrow within the two year period beginning on July 1, 2010. In the event of a dispute over the bona fide value of the residence upon sale, the Amendment provides a resolution mechanism utilizing the services of independent qualified real estate appraisers in order to determine the good faith market value of the property. Any reimbursement provided under this provision would be subject to the Section 409A and tax provisions applicable to moving expense reimbursements under the Retention Agreement.

To the extent not expressly amended by the Amendment, the Retention Agreement and each of its original terms and conditions remain in full force and effect.

The foregoing description of the Amendment contained in this Current Report on Form 8-K does not purport to be complete is qualified in its entirety by reference to the Amendment, which is filed hereto as exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits.

The following exhibit is furnished as part of this report:

Exhibit Number	Description

Ex-10.1	Amendment to Management Retention Agreement dated July 29, 2010

Ex-99.1	Press Release dated July 29, 2010.

Ex-99.2	Transcript of the Company’s Second Quarter 2010 financial results conference call and simultaneous webcast held on July 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPICOR SOFTWARE CORPORATION (Registrant)

Date: July 30, 2010	By:	/s/ JOHN D. IRELAND
John D. Ireland Sr. Vice President; General Counsel

EXHIBIT INDEX

The following exhibits are attached hereto and incorporated herein by reference:

Exhibit Number	Sequentially Numbered Page

Ex-10.1	Amendment to Management Retention Agreement dated July 29, 2010

Ex-99.1	Press Release dated July 29, 2010.

Ex-99.2	Transcript of the Company’s Second Quarter 2010 financial results conference call and simultaneous webcast held on July 29, 2010.